FTE NETWORKS ANNOUNCES REVERSE STOCK SPLIT

Split Being Implemented to Meet Listing Requirements for a National Exchange

NAPLES, Fla. (November 6, 2017) – FTE Networks, Inc. (OTCQX: FTNW and OTCQX: FTNWD) (“FTE” or the “Company”), a leading provider of innovative technology-oriented solutions for smart platforms, network infrastructure and buildings, announced today that its Board of Directors (the “Board”) has approved a reverse stock split of its outstanding common stock at a ratio of 1-for-25 effective at market open on Monday, November 6, 2017. The Company’s trading symbol will temporarily change to “FTNWD” on November 6, 2017 and continue for a period of 20 business days from that date, after such time, the symbol will revert to the original symbol of “FTNW.”

Pursuant to the Nevada Revised Statutes, the Board is authorized to effectuate a reverse stock split without stockholder approval where such split is accomplished with a concurrent proportional decrease in the Company’s authorized common stock. The reverse split was implemented to help the Company meet the share price requirements to list on a national exchange.

“We are pleased to complete the reverse split and proceed with our preparations to list on a national securities exchange. This is a logical next step for the Company, as we continue to forward our growth strategy. From combining companies with Benchmark Builders, to our growing footprint nationwide, and launch of our patent pending CrossLayer TM technology, we continue to strengthen our Company,” said Michael Palleschi, President and CEO of FTE Networks.

At the effective time of the reverse stock split, every 25 shares of the Company’s issued and outstanding common stock will be automatically converted into 1 newly issued share of the Company’s common stock, with no change in par value. The reverse stock split will reduce the number of shares of the Company’s outstanding common stock from 139,653,741 to approximately 5,586,150 shares. Proportional adjustments will be made to the Company’s outstanding stock options and warrants. The number of authorized shares of the Company’s common stock will be reduced from 200,000,000 to 8,000,000. A new CUSIP number of 30283R 402 has been assigned to the Company’s common stock as a result of the reverse split.

Holders of shares of common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse split, and will see the impact of the reverse split automatically reflected in their accounts. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, ClearTrust, LLC. ClearTrust, LLC, will provide instructions, upon request, to stockholders of record regarding the process for exchanging share certificates and all book-entry or other electronic positions representing issued and outstanding shares of the common stock will be automatically adjusted. Stockholders should direct any questions concerning the reverse split to their broker or the Company’s transfer agent, ClearTrust, LLC, at 813.235.4490.

About FTE Networks, Inc.

FTE Networks, Inc. (“FTNW”), is a leading provider of innovative technology-oriented solutions for smart platforms, network infrastructure and buildings. FTE’s three complementary businesses are FTE Network Services, CrossLayer, Inc. and Benchmark Builders, Inc. Together they provide end-to-end design, build and support solutions for state-of-the-art networks and commercial properties to create the most transformative smart platforms and buildings. FTE’s businesses are predicated on smart design and consistent standards that reduce deployment costs and accelerate delivery of innovative projects and services. The company works with Fortune 100/500 companies, including some of the world’s leading communications services providers. FTE Networks and its subsidiaries support multiple services, including Data Center Infrastructure, Fiber Optics, Wireless Integration, Network Engineering, Internet Service Provider, General Contracting Management and General Contracting. For more information, please visit www.ftenet.com.

Note on Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “outlook,” “intend,” “plan,” “believe,” “expect,” “strategy,” “future,” “estimate,” “anticipate,” “will,” “should,” “may,” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our plans to list on a national exchange. The Company can provide no assurance that the up-listing will occur and, even if it does, that the expected benefits of up-listing will be realized.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Factors that would cause actual results to differ materially from those currently anticipated include, but are not limited to: risks related to our growth strategy; our ability to secure listing on a national exchange and others that are included from time to time in documents we file with the Securities and Exchange Commission, including but not limited to, our Form 10-K’s, Form 10-Q’s and Form 8-K’s. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this update is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Media and Investor Relations:

FTE Networks, Inc.

999 Vanderbilt Beach Rd., Suite 601

Naples, FL 23108

(877) 850-4308

ir@ftenet.com

OTCQX: FTNW

OTCQX: FTNW